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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44764), Form S-8 (No. 333-42385), Form S-3 (No.
333-49301) and Form S-3 (No. 333-90943) of Affiliated Computer Services, Inc. of our report dated July 31, 2000, except for Notes 15 and 18, as to which the date is September 13, 2000 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Stockholders, which is incorporated by reference in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated July 31, 2000 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP


Dallas, Texas
September 28, 2000